Exhibit 99.1

Contacts:
Eric Nierenberg	Nicholas Manganaro
Charles River Associates	Sharon Merrill Advisors
investor@crai.com	crai@investorrelations.com
617-425-3020	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2025
Broad-based Contributions Drive Strong Revenue and Profit Growth

Company Raises Revenue Guidance and Increases Lower End of Profit Guidance for Full-Year Fiscal 2025

Company Increases Quarterly Dividend by 16%

BOSTON, October 30, 2025 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal third quarter ended September 27, 2025.
“CRA continued its run of strong results into the third quarter of fiscal 2025 as revenue increased by 10.8% year over year to $185.9 million,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Our performance during the quarter was broad-based, with seven of eleven practices growing year over year. Our Antitrust & Competition Economics, Energy, Finance, and Intellectual Property practices each posted double-digit revenue growth. We also generated growth across our geographies, with our North American operations increasing revenue by 6.8% and our international operations expanding 30.3% year over year.”

Highlights for Third Quarter Fiscal 2025
•Revenue grew 10.8% year over year to $185.9 million.
•Utilization was 77% and quarter-end headcount decreased 1.0% year over year.
•Net income increased 0.3% year over year to $11.5 million, or 6.2% of revenue, compared with $11.4 million, or 6.8% of revenue, in the third quarter of fiscal 2024; non-GAAP net income increased 12.7% year over year to $13.7 million, or 7.3% of revenue, compared with $12.1 million, or 7.2% of revenue, in the third quarter of fiscal 2024.
•Earnings per diluted share increased 3.6% year over year to $1.73 from $1.67 in the third quarter of fiscal 2024; non-GAAP earnings per diluted share increased 16.4% year over year to $2.06 from $1.77 in the third quarter of fiscal 2024.
•Non-GAAP EBITDA increased 14.6% to $24.4 million, or 13.1% of revenue, compared with $21.3 million, or 12.7% of revenue, in the third quarter of fiscal 2024.
•On a constant currency basis relative to the third quarter of fiscal 2024, revenue, net income, and earnings per diluted share would have been lower by $1.5 million, $0.3 million and $0.04 per diluted share, respectively. Non-GAAP net income, earnings per diluted share, and EBITDA would have been lower by $0.3 million, $0.04 per diluted share and $0.4 million, respectively.
•CRA returned $7.2 million of capital to its shareholders, consisting of $3.2 million of dividend payments and $4.0 million for share repurchases of approximately 22,000 shares.
Management Commentary and Financial Guidance
“Through the first three quarters of fiscal 2025, on a constant currency basis relative to fiscal 2024, CRA generated total revenue of $552.1 million and non-GAAP EBITDA of $71.8 million, achieving a margin of 13.0%,” continued Maleh. “Reflecting the continued strength and quality of our business, we are raising our revenue guidance and increasing the lower end of our profit guidance. For full-year fiscal 2025, on a constant currency basis relative to fiscal 2024, we now expect revenue in the range of $740.0 million to $748.0 million and non-GAAP EBITDA margin in the range of 12.6% to 13.0%. This new guidance compares with a prior revenue range of $730.0 million to $745.0 million and a prior non-GAAP EBITDA margin range of 12.3% to 13.0%. As a reminder, our fiscal year ends on January 3, 2026, resulting in a 14th week in the fourth quarter of fiscal 2025. We remain confident in CRA’s overall competitive position, which is reflected in our decision to raise our quarterly cash dividend by 16%, but we are mindful that uncertain global macroeconomic, business, and political conditions can affect our business and our clients.”

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty and without unreasonable effort: (i) unusual gains or charges, foreign currency exchange rates and the resulting effect of these items on CRA’s taxes and (ii) the impact of equity awards on CRA’s taxes. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this press release is provided in the financial tables at the end of this press release.
Quarterly Dividend
On October 30, 2025, CRA announced that it increased its quarterly cash dividend by 16% from $0.49 to $0.57 per common share. The dividend will be payable on December 12, 2025 to shareholders of record as of November 25, 2025. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.
Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its third-quarter 2025 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.
In combination with this press release, CRA has posted prepared remarks by its CFO, Eric Nierenberg, under “Quarterly Earnings” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered each quarter to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.
About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Instagram, and Facebook.
NON-GAAP FINANCIAL MEASURES
In this press release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP earnings per diluted share and non‑GAAP EBITDA. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.
As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), provision for income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. Non-GAAP net income and non-GAAP earnings per diluted share also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. This press release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. On a constant currency basis for the fiscal year-to-date period ended September 27, 2025 relative to the fiscal year-to-date period ended September 28, 2024, revenue and non-GAAP EBITDA would have been lower by $2.5 million and $0.7 million, respectively.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this press release. EBITDA and the financial measures identified in this press release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our expanded share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2025 on a constant currency basis relative to fiscal 2024 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; professional and other legal liability or settlements; and the impact of the U.S. government shutdown on our business operations. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS ENDED
SEPTEMBER 27, 2025 COMPARED TO SEPTEMBER 28, 2024
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 27, 2025	As a % of Revenue	September 28, 2024	As a % of Revenue	September 27, 2025	As a % of Revenue	September 28, 2024	As a % of Revenue
Revenues	$185,891	100.0%	$167,748	100.0%	$554,620	100.0%	$510,979	100.0%
Costs of services (exclusive of depreciation and amortization)	131,468	70.7%	115,188	68.7%	380,364	68.6%	359,394	70.3%
Selling, general and administrative expenses	33,725	18.1%	31,269	18.6%	101,342	18.3%	93,784	18.4%
Depreciation and amortization	3,487	1.9%	2,900	1.7%	10,428	1.9%	8,503	1.7%
Income from operations	17,211	9.3%	18,391	11.0%	62,486	11.3%	49,298	9.6%

Interest expense, net	(1,750)	-0.9%	(1,457)	-0.9%	(3,975)	-0.7%	(3,405)	-0.7%
Foreign currency gains (losses), net	763	0.4%	(904)	-0.5%	(527)	-0.1%	(1,236)	-0.2%
Income before provision for income taxes	16,224	8.7%	16,030	9.6%	57,984	10.5%	44,657	8.7%
Provision for income taxes	4,751	2.6%	4,593	2.7%	16,387	3.0%	12,991	2.5%
Net income	$11,473	6.2%	$11,437	6.8%	$41,597	7.5%	$31,666	6.2%

Net income per share:
Basic	$1.74		$1.68		$6.22		$4.62
Diluted	$1.73		$1.67		$6.16		$4.57

Weighted average number of shares outstanding:
Basic	6,556		6,760		6,675		6,840
Diluted	6,621		6,843		6,745		6,922

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
SEPTEMBER 27, 2025 COMPARED TO SEPTEMBER 28, 2024
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 27, 2025	As a % of Revenue	September 28, 2024	As a % of Revenue	September 27, 2025	As a % of Revenue	September 28, 2024	As a % of Revenue
Revenues	$185,891	100.0%	$167,748	100.0%	$554,620	100.0%	$510,979	100.0%

Net income	$11,473	6.2%	$11,437	6.8%	$41,597	7.5%	$31,666	6.2%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Restructuring and other (1)(2)(3)	3,708	2.0%	—	—%	(462)	-0.1%	8,176	1.6%
Foreign currency (gains) losses, net	(763)	-0.4%	904	0.5%	527	0.1%	1,236	0.2%
Tax effect on adjustments	(767)	-0.4%	(227)	-0.1%	(34)	—%	(2,467)	-0.5%
Non-GAAP net income	$13,651	7.3%	$12,114	7.2%	$41,628	7.5%	$38,611	7.6%

Non-GAAP net income per share:
Basic	$2.07		$1.78		$6.22		$5.63
Diluted	$2.06		$1.77		$6.16		$5.57

Weighted average number of shares outstanding:
Basic	6,556		6,760		6,675		6,840
Diluted	6,621		6,843		6,745		6,922

(1) Fiscal quarter ended September 27, 2025 includes restructuring and separation benefits totaling $3.7M, comprised of $2.6M in cash and $1.1M in non-cash charges.
(2) Fiscal year-to-date period ended September 27, 2025 includes restructuring and separation benefits totaling $4.9M, comprised of $3.8M in cash and $1.1M in non-cash charges; net of the reversal of $5.4M of non-cash charges associated with a previously recorded performance award.

(3) Fiscal year-to-date period ended September 28, 2024 includes cash severance of $2.5M and non-cash charges of $5.7M associated with portfolio optimization actions.

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
SEPTEMBER 27, 2025 COMPARED TO SEPTEMBER 28, 2024
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 27, 2025	As a % of Revenue	September 28, 2024	As a % of Revenue	September 27, 2025	As a % of Revenue	September 28, 2024	As a % of Revenue
Revenues	$185,891	100.0%	$167,748	100.0%	$554,620	100.0%	$510,979	100.0%

Net income	$11,473	6.2%	$11,437	6.8%	$41,597	7.5%	$31,666	6.2%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Restructuring and other (1)(2)(3)	3,708	2.0%	—	—%	(462)	-0.1%	8,176	1.6%
Foreign currency (gains) losses, net	(763)	-0.4%	904	0.5%	527	0.1%	1,236	0.2%
Tax effect on adjustments	(767)	-0.4%	(227)	-0.1%	(34)	—%	(2,467)	-0.5%
Non-GAAP net income	$13,651	7.3%	$12,114	7.2%	$41,628	7.5%	$38,611	7.6%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	$1,750	0.9%	$1,457	0.9%	$3,975	0.7%	$3,405	0.7%
Provision for income taxes	5,518	3.0%	4,820	2.9%	16,421	3.0%	15,458	3.0%
Depreciation and amortization	3,487	1.9%	2,900	1.7%	10,428	1.9%	8,503	1.7%
Non-GAAP EBITDA	$24,406	13.1%	$21,291	12.7%	$72,452	13.1%	$65,977	12.9%

(1) Fiscal quarter ended September 27, 2025 includes restructuring and separation benefits totaling $3.7M, comprised of $2.6M in cash and $1.1M in non-cash charges.
(2) Fiscal year-to-date period ended September 27, 2025 includes restructuring and separation benefits totaling $4.9M, comprised of $3.8M in cash and $1.1M in non-cash charges; net of the reversal of $5.4M of non-cash charges associated with a previously recorded performance award.

(3) Fiscal year-to-date period ended September 28, 2024 includes cash severance of $2.5M and non-cash charges of $5.7M associated with portfolio optimization actions.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	September 27, 2025	December 28, 2024
Assets
Cash and cash equivalents	$22,496	$26,711
Accounts receivable and unbilled services, net	243,086	219,548
Other current assets	40,000	23,104
Total current assets	305,582	269,363

Property and equipment, net	39,450	45,205
Goodwill and intangible assets, net	100,703	100,953
Right-of-use assets	79,724	81,157
Other assets	103,582	74,761
Total assets	$629,041	$571,439

Liabilities and Shareholders’ Equity
Accounts payable	$26,390	$28,155
Accrued expenses	182,675	181,413
Current portion of lease liabilities	18,665	18,696
Revolving line of credit	95,000	—
Other current liabilities	15,873	23,045
Total current liabilities	338,603	251,309
Non-current portion of lease liabilities	80,668	84,541
Other non-current liabilities	8,115	23,516
Total liabilities	427,386	359,366

Total shareholders’ equity	201,655	212,073
Total liabilities and shareholders’ equity	$629,041	$571,439

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	September 27, 2025	September 28, 2024
Operating activities:
Net income	$41,597	$31,666
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	26,292	24,425
Accounts receivable and unbilled services	(20,231)	(32,321)
Working capital items, net	(85,253)	(53,459)
Net cash used in operating activities	(37,595)	(29,689)

Investing activities:
Purchases of property and equipment, net	(2,813)	(6,032)
Consideration paid for acquisition, net	—	(1,500)
Net cash used in investing activities	(2,813)	(7,532)

Financing activities:
Borrowings under revolving line of credit	132,000	95,000
Repayments under revolving line of credit	(37,000)	(35,000)
Tax withholding payments reimbursed by shares	(2,862)	(2,030)
Cash dividends paid	(10,098)	(8,850)
Repurchase of common stock	(47,149)	(33,348)
Net cash provided by financing activities	34,891	15,772

Effect of foreign exchange rates on cash and cash equivalents	1,302	344

Net decrease in cash and cash equivalents	(4,215)	(21,105)
Cash and cash equivalents at beginning of period	26,711	45,586
Cash and cash equivalents at end of period	$22,496	$24,481

Noncash investing and financing activities:
Increase in accounts payable and accrued expenses for property and equipment	$84	$1,228
Asset retirement obligations	$—	$191
Excise tax on share repurchases	$(416)	$(284)
Right-of-use assets obtained in exchange for lease obligations	$8,460	$10,627
Supplemental cash flow information:
Cash paid for taxes	$20,364	$17,085
Cash paid for interest	$3,585	$3,086
Cash paid for amounts included in operating lease liabilities	$17,395	$15,008